EXHIBIT 10.2

Madrid, 21 December 2006

SHAREHOLDER SUBORDINATED LOAN AGREEMENT
________________________________________________________

BETWEEN

SACYR VALLEHERMOSO, S.A.

As Shareholder

and

SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L.

As Borrower

Maximum amount of the subordinated loan: 1,174,600,000 euros

SHAREHOLDER SUBORDINATED LOAN AGREEMENT

This Agreement is entered into on 21 December 2006, in Madrid,

BY AND BETWEEN

Mr Jose Carlos Otero Fernandez, of legal age, bearing identity card (“DNI”) number 3,451,386-Y, for and on behalf of SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L.U. (hereinafter, the “Borrower”), having its registered office in Madrid at Paseo de la Castellana, 83-85 and tax registration code (“CIF”) B-84791516, duly authorised to execute this Agreement by a deed of incorporation and appointment of directors executed before the Madrid civil law notary Mr Ignacio Martinez-Echevarria y Ortega on 1 August 2006 under protocol number 1379;

AND

Mr Rafael Palomo Gómez, of legal age, bearing identity card number 50,723,508, for and on behalf of SACYR VALLEHERMOSO, S.A. (hereinafter, “SyV”), having its registered office in Madrid at Paseo de la Castellana, 83-85 and tax registration code (“CIF”) A-28013811, duly authorised to execute this Agreement by a power of attorney executed on before the Madrid civil law notary Mr Jos eAristonico Garcia Sanchez on 15 September 2006 under protocol number 1827;

AND

Mr Manuel Perez Peral, of legal age, bearing identity card (“DNI”) number 7,300,295-P, and Mr Ignacio Dominguez Adame Bozzano, of legal age, bearing identity card (“DNI”) number 1,391,826-M, for and on behalf of BANCO SANTANDER CENTRAL HISPANO, S.A. (hereinafter, “SAN” or the “Agent”), having its registered office in Santander at Paseo de Pereda, 9-12 and tax registration code (“CIF”) A-39000013, duly authorised to execute this Agreement by a power of attorney executed before the civil law notary of the Burgos notaries association Mr Jose Maria de Prada Diez on 1 March 2002 under protocol number 574.

WHEREAS

I.	SyV holds the entirety of the Borrower's share capital.

II.	On 11 October 2006, SAN, SyV and the Borrower signed a bridge loan agreement under which SAN granted to the Borrower a loan in the amount of up to ONE BILLION ONE
HUNDRED MILLION EUROS (€1,100,000,000). Subsequently, on 16 October 2006,
SAN, SyV and the Borrower signed a further bridge loan agreement under which SAN granted to the Borrower a loan in the amount of up to ONE BILLION FIVE HUNDRED
MILLION EUROS (€1,500,000,000). In addition, on 15 November 2006, Citibank
International Plc, Spanish Branch and SyV signed another loan agreement in an amount of up to EIGHT HUNDRED AND NINETY-FIVE MILLION EUROS (€895,000,000)
(hereinafter, the aforesaid three loans shall be referred to as the “Bridge Loans”, and any of them as a “Bridge Loan”).

III.	SAN and the Borrower executed a range of derivative instruments on shares in the company REPSOL YPF, S.A. (hereinafter, “REPSOL”). Moreover, Citigroup Global
Markets, Ltd. and the Borrower executed a derivative instrument on shares in REPSOL
(hereinafter, the aforesaid derivative instruments shall be referred to as the “Derivatives”, and any one of them as a “Derivative”).

IV.	The Bridge Loans and the Derivatives were granted to the Borrower and SyV, and SyV provided the Borrower with capital in the amount of TWO HUNDRED MILLION
EUROS (€200,000,000) so that the Borrower could acquire REPSOL shares on the market and pay the costs associated with such purchase.

V.	To repay the outstanding balances of the Bridge Loans (and for that purpose transfer to
SyV the amount necessary to repay its Bridge Loan) and pay the costs of settlement of the
Derivatives and of purchasing REPSOL shares, the Borrower has applied to a syndicate of credit institutions (“the Lenders”) for a loan of a maximum amount of FIVE BILLION
ONE HUNDRED AND SEVENTY-FIVE MILLION EUROS (€5,175,000,000)
(hereinafter, the “Loan Agreement”). The remainder of the price of the REPSOL shares required to acquire twenty point zero one percent (20.01%) of the share capital of
REPSOL shall be financed by the execution of this subordinated loan agreement in the amount of [ONE BILLION ONE HUNDRED AND SEVENTY-FOUR MILLION SIX
HUNDRED THOUSAND EUROS] (€[1,174,600,000]) granted by SyV to the Borrower
(hereinafter, the “Subordinated Loan”).

VI.	The Borrower has decided, furthermore, partly to hedge the interest rate risks associated with the Loan Agreement by signing, on this day, a range of framework agreements for financial transactions [contrato marco de operaciones financieras or CMOF] for entering into interest rate derivatives transactions with SAN, CALYON, SPANISH BRANCH,
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID and CITIBANK, NA,
LONDON BRANCH (hereinafter, the “Interest Rate Hedging Agreements”).

VII.	The Lenders have agreed to enter into the Loan Agreement on the basis that there be executed, on this day and in one and the same act, this Subordinated Loan, the Interest
Rate Hedging Agreements and a guarantee agreement providing a number of guarantees to assure performance of the Loan Agreement and the Interest Rate Hedging Agreements
(hereinafter, “the Guarantee Agreement”). The Loan Agreement, this Subordinated
Loan, the Interest Rate Hedging Agreements and the Guarantee Agreement form part of a single and indivisible financial transaction and must be treated as causally connected and interlinked agreements for the purposes of non-performance, expiry and termination.

VIII.	Now, therefore, the parties execute this Subordinated Loan under and subject to the following

CLAUSES

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Any term with a defined meaning for the purposes of this Agreement is identifiable by its being capitalised or printed wholly in capitals. The defined terms appearing in this Agreement shall have the meaning given in Clause 1 of the Loan Agreement, unless expressly defined otherwise here.

1.2	Interpretation

	1.2.1	Agreement. Any reference in this Subordinated Loan to “this Agreement” or “the Agreement” shall be understood as a reference to this Subordinated Loan Agreement.

	1.2.2	Group. The non-capitalised term “group”, unless the context requires otherwise, shall have the meaning set forth in Article 4 of the Ley del Mercado de Valores (“the Securities Market Law”).

	1.2.3	Computation of Time Limits. Time limits expressed in days refer to calendar days, counting from the day immediately following the day on which the computation starts. If the last day of the time limit is not a Business Day, the time limit in question shall automatically be deemed extended to the first following Business Day. Time limits expressed in months shall be counted from the day of the month on which the time limit begins to the same day of the last month of the time period, unless no such date exists in the last month of the time limit, in which event the time limit shall end on the following day.

2.	LOAN

2.1	Amount of the Loan

Under this Agreement, SyV grants to the Borrower a loan in the amount of [ONE BILLION ONE HUNDRED AND SEVENTY-FOUR MILLION SIX HUNDRED THOUSAND] (€[1,174,600,000]).

2.2	Acceptance of the Loan

The Borrower accepts the Loan thus granted and undertakes to repay the amounts owed in respect of Loan principal and to pay the interest accrued and to discharge the rest of its obligations.

3. SUBORDINATION OF THE LOAN

SyV has granted the Loan to the Borrower in pursuance of its obligation to provide funds to the Borrower, assumed under Clause 18.3 of the Guarantee Agreement signed at today’s date between SyV, the Borrower and the Lenders.

The Guarantee Agreement permits SyV to meet its obligation to provide funds to the Borrower either by capital increases or by subordinated loans. Therefore, SyV and the Borrower expressly agree to configure the legal framework of this Agreement so that it comes as close as possible to the legal framework governing the holding in the Borrower’s share capital with respect to (i) repayment to SyV of the funds provided to the Borrower and (ii) the rank and priority of SyV’s loans.

Therefore, SyV’s credit rights under this Agreement shall be subject to the legal framework set forth in the following clauses.

3.1 Pre-insolvency subordination clause. Conditions precedent for repayment

The credit rights to collect any amount (including principal and ordinary and late-payment interest) under this Agreement and the Borrower’s corresponding obligations to pay such amounts to SyV shall be subject to the fulfilment of the following conditions precedent:

3.1.1	Payment of preferred loans. Payment in full of all amounts fallen due and payable under the Loan Agreement.

The condition precedent shall be unmet if:

(i) The Lenders have obtained partial payment of all amounts due under the Loan Agreement through having exercised, in court or out of court, any legal right or action against the Borrower or any third party, or through having enforced any guarantee provided to the Lenders.

(ii) The Lenders have obtained repayment in kind of the Loan Agreement through having enforced any guarantees and lawfully awarded themselves or enforced forfeiture of any assets or rights provided to them as guarantee (including the Borrower’s shares), and have therefore granted the Borrower a receipt in respect of the Loan Agreement.

In this event, it being inevitable that the condition precedent shall go unmet, all the Borrower’s payment obligations to SyV shall be extinguished under Article 1117 of the Spanish Civil Code.

3.1.2	Verification of fulfilment. Confirmation to SyV that the condition laid down under Sub-clause 3.1.1 above has been fulfilled, by a letter duly signed by the Borrower and the Agent.

If the condition laid down under Sub-clause 3.1.1 above is fulfilled, the Borrower and the Agent must provide the notification that constitutes the condition precedent laid down under this sub-clause.

3.2 Waiver of legal rights and action against the Borrower

SyV waives any legal rights and action (in court or otherwise) against the Borrower that are intended to terminate this Agreement or declare its early expiry without the prior express written consent of a Majority of Lenders, being the chief beneficiaries of the subordination agreed by SyV.

The Borrower may contest, or rely on as evidence against SyV, in any court or out-of- court procedure that the Borrower deems appropriate, any exercise by SyV of legal action against the Borrower without the prior consent of a Majority of Lenders.

3.3	Waiver of substitution or amendment of the Loan

The Parties waive the right to substitute or amend this Agreement or agree the substitution or amendment of the same verbally in non-documented form without the prior express written consent of a Majority of Lenders, being the chief beneficiaries of the subordination agreed by SyV.

3.4	Lenders’ refusal to authorise

Non-fulfilment of the conditions precedent laid down under Clause 3.1. above shall be sufficient grounds for a Majority of Lenders to refuse to grant the authorisations required at Clauses 3.2 and 3.3. above.

3.5	Insolvency subordination clause

If the Borrower is declared insolvent, the Loan shall be subordinated to all the Borrower’s other common and preferred creditors pursuant to Article 92.2 of the Ley Concursal 22/2003, de 9 de julio (“the Spanish Insolvency Law”).

3.6	Acceptance of rights

The Agent, for and on behalf of the Lenders, accepts the rights granted and the clauses laid down for the benefit of the Lenders.

4.	PROVISION OF THE LOAN AMOUNT

The Borrower hereby declares that at the date of this Agreement it has received from SyV all the agreed amounts. The executed Agreement shall be fully effective as a receipt.

5.	REPAYMENT OF THE LOAN

The Borrower shall repay the Loan and all amounts due under this Agreement on the Final Maturity Date, provided the conditions precedent laid down under Clause 3.1 above have been met.

6.	ACCRUAL OF INTEREST

6.1	Accrual of interest

The Loan shall accrue interest payable to SyV until it is repaid in full.

Interest shall accrue daily. Interest shall be calculated on the basis of one (1) year of three hundred and sixty (360) days in respect of calendar days actually elapsed in each Interest Period, including the first day and excluding the last day.

6.2	Division of the Loan into Interest Periods

For the purpose of interest calculation, the time from the date of this Agreement to the Final Maturity Date shall be divided into Interest Periods.

	6.2.1	Duration of Interest Periods. Each Interest Period shall have a duration of twelve (12) calendar months, except as set out at Clauses 6.2.2 and 6.2.3 above.

	6.2.2	Duration of the first Interest Period. The first Interest Period of the Loan shall start on the date of this Agreement and end on 31 December 2006. A new Interest Period shall start on that date.

	6.2.3	Duration of the last Interest Period. The last Interest Period of the Loan shall start on 1 January 2011 and end on the Final Maturity Date.

	6.2.4	Termination of an Interest Period on a non-Business Day. For computation of the duration of an Interest Period, if the last day of the Interest Period is not a Business Day, the Interest Period shall expire on the first Business Day immediately following, unless such Business Day falls in another month, in which event the Interest Period shall expire on the immediately prior Business Day.

6.3	Interest rate

The interest rate applicable to each Interest Period shall be 4.20% annually.

7.	INTEREST SETTLEMENT AND PAYMENT

The interest accrued under Clause 6 above shall be settled and paid to SyV on the Final Maturity Date, provided the conditions precedent laid down under Clause 3.1 above have been met.

8.	LATE-PAYMENT INTEREST

Amounts owed by the Borrower in respect of principal and any capitalised interest shall accrue late-payment interest only from the date on which such amounts fall due by reason of fulfilment of the conditions precedent laid down under Clause 3.1 above. No demand or requisition to the Borrower under Article 63 of the Spanish Commercial Code shall be required.

8.1	Accrual of late-payment interest on unpaid Loan principal

Any due and unpaid Loan principal shall, on the basis of a 360-day year, daily accrue late-payment interest of [TWO HUNDRED BASIS POINTS (2%)] above the interest rate laid down under Clause 6 above.

8.2	Accrual of late-payment interest on unpaid ordinary interest

Ordinary interest due and unpaid by the Borrower shall be capitalised and, as additional Loan Principal, shall accrue daily late-payment interest as laid down under Clause 8.1, pursuant to Article 317 of the Spanish Commercial Code.

9.	PAYMENTS

9.1	Payment on a Business Day

Any payment payable on a non-Business Day shall be made on the following Business Day.

9.2	No offsets

SyV expressly waives the right to collect any amounts owed by the Borrower by offset of any amounts owed by SyV to the Borrower.

9.3	Obligation to return payments

If SyV receives any payment from the Borrower under this Agreement which by reason of non-fulfilment of the conditions precedent laid down under Clause 3.1 above was not due or payable, SyV agrees to return to the Borrower such amounts paid by the Borrower within [5] Business Days from the date when SyV became aware that such payments were not due.

Without prejudice to the foregoing, the Borrower may demand or claim restitution from SyV of any amount paid by the Borrower to SyV before the fulfilment of the conditions precedent laid down under Clause 3.1 above pursuant to Article 1121 of the Spanish Civil Code.

10.	ASSIGNMENT

10.1	No assignment by the Borrower

The Borrower may not assign or encumber its rights or obligations under this Agreement.

10.2	Assignment by SyV

Under Article 1112 of the Spanish Civil Code, the Parties expressly agree the following legal framework for transfer by SyV of credit rights under this Agreement:

(a) SyV may not create any pledge on its credit rights nor assign those rights or any part of them by way of guarantee.

(b) SyV may only assign full title to all its credit rights if it transfers them together with the ownership of its interest in the share capital of the Borrower to one and the same entity. In addition, SyV shall comply with the terms, requirements and limits laid down in the Guarantee Agreement.

If SyV assigns or transfers its credit rights in breach of Sub-clauses (a) and (b) above, such assignment or transfer shall be without effect and unenforceable with respect to the Borrower, which may then validly refuse to pay any amount demanded from it.

11.	MISCELLANEOUS PROVISIONS

11.1	Additional documentation

On request by the Lenders, the Borrower shall execute any other documents and representations, further to those expressly required in this Agreement, that may be necessary or expedient to make this Agreement effective.

11.2 Correspondence and addresses

The following details are set down for the purposes of any notice, correspondence or requisition that must or may be dispatched among the Parties by reason of this Agreement:

IF TO BORROWER:
Contact person for purposes of sending	Jose Carlos Otero Fernandez
documentation:
Address for sending documentation:	Paseo de la Castellana, 83-85, 28046
Madrid
Telephone:	91 545 55 21/5048/5000
Fax:	91 545 54 27
E-mail:	jotero@gruposyv.com

IF TO SYV:
Contact persons for purposes of sending	Jose Carlos Otero Fernandez
documentation:	Luis Garcia Urena
Address for sending documentation:	Paseo de la Castellana, 83-85, 28046 Madrid
Telephone:	91 545 55 21/5048/5000 Luis Garcia: 91545
5054/5521/5000
Fax:	91 545 54 27
E-mail:	jotero@gruposyv.com
lgarcia@gruposyv.com

IF TO AGENT:
Contact persons for purposes of sending	Amadeo Martinez Peral and Rafael
documentation:	Bergareche Garcia-Minaur
Address for sending documentation:	Financiaciones Estructuradas, Grupo
Santander, Ciudad Grupo Santander,
Edificio Amazonia, 2 Planta, Avda
de Cantabria s/n, 28660 Boadilla
Telephone:	+34 91 289 10 92 / 91 289 18 85
Fax:	+34 91 257 16 17
E-mail:	amadmartinez@gruposantander.com
rafabergareche@gruposantander.com

Contact persons for operational issues:	Jose Manuel Llorente Vera and
Álvaro del Villar Rubin
Address:	Unidad de Credito
Telephone:	+34 91 289 30 12 / 11
Fax:	+34 91 257 11 64 / 65

E-mail:	josmllorente@gruposantander.com
aldelvillar@gruposantander.com

Details of euro payments and collections
Name of bank:	Banco Santander Central Hispano, S.A.
Account number:
Contact person:

11.3	Change of Borrower’s correspondence address

Any change of the Borrower’s address involving a move away from its present municipality or court district shall be subject to express authorisation by the Lenders.

12.	APPLICABLE LAW AND JURISDICTION

12.1	Applicable law

This Agreement shall be governed by Spanish law.

12.2	Jurisdiction

The parties expressly waive any other venue to which they might be entitled and submit to the jurisdiction of the courts of Madrid.

For SACYR VALLEHERMOSO, S.A:
/s/ Mr Rafael Palomo Gómez	/s/ Mr Luis-Enrique Garcia Urena
Signed.: Mr Rafael Palomo Gómez	Signed: Mr Luis-Enrique Garcia Urena

For SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L:
/s/ Jose Carlos Otero Fernandez
Signed: Mr Jose Carlos Otero Fernandez

Por BANCO SANTANDER CENTRAL HISPANO, S.A:
/s/ Manuel Perez Peral	/s/ Ignacio Dominguez-Adame Bozzano
Signed: Mr Manuel Perez Peral	Signed: Mr Ignacio Dominguez-Adame Bozzano